UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

Digital Generation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

DG FastChannel, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into a Rights Agreement is incorporated into this Item 1.01 by reference.

Item 3.03.  Material Modification to Rights of Security Holders

On September 5, 2012, the Board of Directors of Digital Generation, Inc. (the “Company”) adopted a limited Rights Agreement between the Company and Computershare Shareowner Services LLC, as Rights Agent (as amended from time to time, the “Rights Agreement”) and declared a dividend of one stock purchase right for each share of common stock held by stockholders of record as of the close of business on September 19, 2012.

The Board of Directors adopted the short-term Rights Plan for the purpose of protecting the strategic alternatives process previously announced on July 16, 2012.  As announced on August 10, 2012, the strategic alternatives process is being conducted by a special committee of independent members of the Board (the “Special Committee”).

Consistent with its purpose, the term of the Rights Plan is only six months, ending on March 5, 2013. The Rights Plan is intended to enhance the ability of the Special Committee to conduct a thorough, deliberative process of exploring DG’s strategic alternatives, which include sale of the Company and sale of one or more of its divisions.

Subject to limited exceptions, if a person or group acquires 10% or more of the outstanding common stock of DG or announces a tender offer for 10% or more of the common stock, such a person or group constituting an “acquiring person,” each right will entitle the right holder to purchase, at the right’s then-current exercise price, a number of shares of common stock having a market value at that time of twice the right’s exercise price.  Rights held by the acquiring person will become void and will not be exercisable.

The rights distribution is not taxable to stockholders.  The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report.  The foregoing summary of the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, the information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this current report on Form 8-K with respect to the Certification of Designation and Series A Junior Participating Preferred Stock is incorporated into this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits

3.1           Certificate of Designations of Series A Junior Participating Preferred Stock of Digital Generation, Inc., filed with the Secretary of State of the State of Delaware on September 6, 2012.

4.1           Rights Agreement, dated as of September 5, 2012, between Digital Generation, Inc. and Computershare Shareowner Services LLC, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1         Press Release dated September 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Generation, Inc.

Date:	September 6, 2012	By:	/s/ Omar Choucair
Name: Omar Choucair
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Digital Generation, Inc., filed with the Secretary of State of the State of Delaware on September 6, 2012.

4.1

Rights Agreement, dated as of September 5, 2012, between Digital Generation, Inc. and Computershare Shareowner Services LLC, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release dated September 6, 2012.